CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of FundVantage Trust of our report dated June 24, 2021, relating to the financial statements and financial highlights, which appears in Tran Capital Focused Fund‘s Annual Report on Form N-CSR for the year ended April 30, 2021. We also consent to the references to us under the headings: "Financial Statements", "Other Service Providers" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, PA
June 1, 2022